                                                                   EXHIBIT 10.46


                            ASSET PURCHASE AGREEMENT
                            ------------------------


     Asset Purchase Agreement dated as of July 31, 1996, between INFORMATION MANAGEMENT ASSOCIATES, INC., a Connecticut corporation (the "Seller"), and TELEMAR SOFTWARE INTERNATIONAL, LLC, a Delaware limited liability company (the "Buyer").

     WHEREAS, the Buyer desires to purchase from the Seller certain of the Seller's assets and properties relating to Seller's Telemar business (the "Business") as hereinafter specified;

     WHEREAS, it is the intent of the Buyer and Seller to have the effect of the sale and transfer of the Business be treated for bookkeeping, tax and accounting purposes as if such sale and transfer occurred on September 1, 1996 (the "Effective Date"); and

     WHEREAS, the Seller is willing to sell, transfer, convey and assign the same to the Buyer upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and representations hereinafter stated, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                    ---------

                                   Definitions
                                   -----------

     The following capitalized terms shall have the following meaning in this
Agreement:

     1.1 "Accounts Receivable" has the meaning set forth in Section 2.1(a) hereof.

     1.2  "Administrative Services Agreement" has the meaning set forth in
Section 11.5 hereof.

     1.3 "Assigned Contracts" has the meaning set forth in Section 2.1(b) hereof.

     1.4 "Assumption Agreement" has the meaning set forth in Section 12.3 hereof.

     1.5  "Bill of Sale" has the meaning set forth in Section 11.3 hereof.

     1.6 "Code" means computer programming code. Except as otherwise specified, Code shall include both Object Code and Source Code.

          (a)  "Object Code" means the machine-readable form of the Code.

          (b) "Source Code" means the human-readable form of the Code, including all comments and any procedural code such as job control language.

     1.7 "Copyright Interests" means all the interests that Seller or any Subsidiary of Seller may own, or have the right to sublicense hereunder, in registered or unregistered copyrights and copyright registrations in the United States in and to the Products (other than the Generic Code) currently held by Seller or any such Subsidiary, and any renewal or extension thereof, together with all other copyright interests accruing by reason of international copyright conventions and any moral rights pertaining thereto, including the right to sue for, settle or release any past, present or future infringement thereof.

     1.8 "Derivative Product" means a computer program product in Source Code or Object Code form, together with related Documentation, which is either a Derivative Work or a copy of any Product, and which is offered to end-user customers as a modification, addition, or replacement of or to any Product, whether in the form of a fix, new release, enhancement, upgrade, new product, or otherwise; provided, however, that any product that, when its Code is fully combined with other Code to render it operational, contains less than twenty-five percent (25%) of the Code of the module or modules of the Product from which it may have been derived shall not be deemed a copy or Derivative Work of the Product for this purpose.

     1.9 "Derivative Work" means a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes of this Agreement, a Derivative Work shall also include any compilation that incorporates such a preexisting work.

     1.10 "Documentation" means all written materials (and machine-readable text subject to display and printout) that relate to and/or describe particular Code. Except as otherwise specified, Documentation shall include Development Documentation and User Documentation.

          (a) "Development Documentation" means all Documentation used in conjunction with Source Code in the development process.

          (b) "User Documentation" means all Documentation in the form of instructions and manuals provided to end-user customers.

     1.11 "Effective Date" shall have the meaning given such term in the Recitals hereof.

     1.12 "Existing Licenses" means the end-user license agreements between Seller and its end-user customers identified in Schedule 1.12 attached hereto, which relate solely to Products that have already been fully delivered and installed.

     1.13 "Generic Code" means the Code identified in Schedule 1.13 attached hereto, consisting of subroutines that are currently part of the Products and used by Seller or its Subsidiaries in other products or for other purposes.

     1.14 "Note" has the meaning set forth in Article 7 hereof.

     1.15 "Other Interests" means the interests, other than the Copyright Interests and the Trademark Interests, that Seller or any Subsidiary of Seller may own or have the right to sublicense hereunder in (1) any idea, design, concept, technique, invention, discovery, or improvement, whether or not patentable, but including, without limitation, patents, patent applications, trade secrets, and know-how, that are embodied in or evidenced by the Products, or required to be used or practiced in order to exercise the rights and licenses granted hereunder; and (2) pictorial, graphic, or audio/visual works, including, without limitation, icons, screens, characters, data formats, and reports created as a result of execution of the Products, whether such pictorial, graphic, or audio/visual works are created by use of the Products alone or with other programming or through other means.

     1.16 "Products" means the forms of Code and Documentation listed in
Schedule 1.16 attached hereto.

     1.17 "Related Documents" means the Bill of Sale, the Assumption Agreement, the Note, the Security Agreement, the Sublease and the Administrative Services Agreement.

     1.18 "Security Agreement" has the meaning set forth in Article 7 hereof.

     1.19 "Sublease" has the meaning set forth in Section 11.4 hereof.

     1.20 "Subsidiary" means a corporation, company, or other entity (1) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are owned or controlled, directly or indirectly, by a party hereto, or (2) that does not have outstanding shares of securities, as may be the case in a partnership, joint venture, or unincorporated association, but more than fifty percent (50%) of the ownership interest representing the right to make the decisions for such corporation, company, or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto. Such corporation, company, or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

     1.21 "Trademark Interests" means the interests Seller or any Subsidiary of Seller may own, or have the right to sublicense hereunder, in the United States and foreign common law trademarks, service marks, logos, designs, product and business identifiers and tradedress set forth in Schedule 1.21 attached hereto and all registrations and applications for registration thereof, including the right to sue for, settle, or release any past, present, or future infringement thereof or unfair competition involving the same.

                                    ARTICLE 2
                                    ---------

                    Transfer of Assets and Grant of Licenses
                    ----------------------------------------

     2.1  Transfer of Assets.  On the terms and subject to the conditions of
          ------------------
this Agreement, at the closing referred to in Article 8 hereof (the "Closing"), the Seller shall transfer, convey and assign or cause to be transferred, conveyed and assigned to the Buyer all of the right, title and interest of the Seller in and to the following assets and properties which Seller represents and warrants are all of the assets and properties which are essential to or necessary in order to operate the Business as of the Closing:

     (a)  the accounts receivable described in EXHIBIT 2.1(a) attached hereto
                                               --------------
("Accounts Receivable").

     (b) all rights, privileges and claims of the Seller (including, without limitation, rights and claims to refunds and adjustments) in, to and under the license agreements, maintenance agreements and other agreements and contracts which are set forth on EXHIBIT 2.1(b) (the "Assigned Contracts") provided,
                       --------------                            --------
however, Buyer shall not be entitled to any accounts receivable, consulting
-------
service fees or other similar fees or revenues that have accrued for any period prior to September 1, 1996 but are paid on or after September 1, 1996;

     (c)  the Trademark Interests and Copyright Interests;

     (d)  copies of the Products; and

     (e) copies of all books, records, sales brochures and marketing information directly relating to the Business.

     To the extent either party collects or is in receipt of any monies, credits or other property or funds or payments (including securities) relating to accounts receivable, refunds, prepayments or otherwise that the other party hereto is entitled to receive pursuant to the terms of this Agreement, and that are or should have been paid or delivered to the other party hereto, such party receiving those monies, credits, or other property or funds shall immediately notify the other party and forward same to such other party within five (5) days of its receipt thereto.

     For convenience of reference, all the assets, properties and rights to be transferred, conveyed and assigned to the Buyer in accordance with the provisions of this Article 2 are hereinafter collectively called the "Purchased Assets".

     2.2  Reserved Rights.  The assignment effected under Article 2 hereof is
          ---------------
subject to (i) the rights and licenses granted in the Products by Seller to other end-user customers pursuant to the Existing Licenses and (ii) the rights and licenses reserved and retained by Seller under Section 3.2 hereof.

     2.3  License to Other Interests.   As of the Closing Date, Seller grants
          ---------------------------
Buyer a worldwide, nonexclusive, irrevocable, royalty-free, and assignable right and license, together with the right to grant sublicenses, in and to the Other Interests, as necessary for Buyer (or any person or entity acting with Buyer or under its authority) to use, execute, copy, display, and perform and to distribute, license, and sublicense internally and externally the Products (including Derivative Works thereof) and to make Derivative Works thereof.

     2.4  License to Generic Code.  As of the Effective Date, Seller grants
          ------------------------
Buyer a worldwide, nonexclusive, irrevocable, royalty-free, and assignable right and license, together with the right to grant sublicenses, to use, execute, copy, display, and perform and to distribute, license, and sublicense internally and externally the Generic Code (including Derivative Works thereof) and to make Derivative Works thereof.

                                    ARTICLE 3
                                    ---------

                          Assets Not Being Transferred;
                          -----------------------------
                  Reservation of Rights and Licenses by Seller
                  --------------------------------------------

     3.1  Assets Not Being Transferred.  Anything contained in Article 2 hereof
          -----------------------------
to the contrary notwithstanding, there are expressly excluded from the assets, properties and rights to be transferred, conveyed and assigned to the Buyer the following:

     (a)  the Generic Code and the Other Interests; and

     (b) those certain other agreements, assets and properties of the Seller, if any, which are specifically listed, described and identified in EXHIBIT 3.1
                                                                   -----------
attached hereto.

     For convenience of reference, the assets, properties and rights referred to in this Article 3 which are being retained by the Seller are hereinafter collectively called the "Excluded Assets".

     3.2  Reservation of Rights and Licenses by Seller.
          ---------------------------------------------

          (a) Seller hereby reserves and retains for itself and its Subsidiaries' own benefit, and Buyer confirms to Seller, the nonexclusive, irrevocable, royalty-free, nonassignable right and license under the Copyright Interests to make and use (for internal purposes only) copies of the Products. Seller or its Subsidiaries may sublicense solely for the purpose of conversion of the Products from one operating system to a different operating system up to 25 of such copies of the Products, in Object Code form only, to end users under Seller's current form of standard end-user license agreement applicable to program materials of such nature. Such rights and licenses shall be perpetual (or shall last for as long as applicable law otherwise permits). To the extent Seller derives any revenue as a result of the sublicensing of the Products, the Note shall be reduced by an amount equal to such revenue.

          (b) For a period of five (5) years after the Closing Date, Buyer shall provide Seller with ten (10) copies of any Derivative Products, when and as they are produced and offered generally by Buyer to end-user customers who have licensed the Product. Each Derivative Product may be copied and used (in the quantity and subject to the limitations set forth in Section 3.2(a) and 3.2(c) hereof) solely in combination with, or in substitution for, the Products.

          (c) Seller may make and retain no more than ten (10) additional copies of the Products and Derivative Products for nonproductive archival purposes. Seller shall protect the Source Code version of any Products or Derivative Products with the same degree of care as it provides for its own similar products.

          (d) Notwithstanding any other provision of this Agreement, Seller reserves and retains for its own benefit the right to use and disclose, for any purpose whatsoever, the ideas, concepts, know-how, and techniques embodied in or disclosed by the Products or any Derivative Products.

                                    ARTICLE 4
                                    ---------

                          Instruments of Conveyance and
                         Transfer, Records, Access, Etc.
                         -------------------------------

     4.1 At the Closing, the Seller shall deliver to the Buyer the Bill of Sale with respect to the Purchased Assets.

     4.2 The Buyer shall, following the Closing, give to the Seller and its authorized representatives such access, during normal business hours and upon prior notice, to such books and records constituting part of the Purchased Assets as shall be reasonably necessary for the Seller to review and utilize in connection with its preparation and filing of tax returns regarding the Business for periods prior to the Closing Date, and the opportunity to make extracts and copies of such books and records at the expense of the Seller. The Buyer agrees that it shall not, for a period of six (6) years following the Closing, destroy or cause to be destroyed any such books or records without first obtaining the consent of the Seller.


                                    ARTICLE 5
                                    ---------
                            Assumption of Liabilities
                            -------------------------

     5.1  Assumption of Liabilities.  Subject to the terms and conditions of
          --------------------------
this Agreement, the Buyer shall assume only the following liabilities and obligations of the Seller relating to the Business:

     (a)  those liabilities listed on Exhibit 5.1(a) attached hereto;

     (b) all obligations arising on or after the Effective Date relating to the Purchased Assets; and

     (c) the Buyer will give credit for accrued vacation as of the Closing Date to all employees of Seller who become employees of Buyer; provided, however, to
                                                          --------  -------
the extent it is determined by judicial, administrative or other final and non appealable order that Seller shall be responsible for the payment of accrued vacation to its former employees prior to the Closing Date, Buyer shall then agree to increase the Purchase Price (as set forth in Article 7 hereof) by such amount as is determined by such order. Buyer agrees to execute and deliver to Seller an additional note in the form of Exhibit 7A attached hereto for such
                                         ----------
amount.

     For convenience of reference, the liabilities and obligations of the Seller being assumed by the Buyer as aforesaid are hereinafter collectively called the "Assumed Liabilities."

                                    ARTICLE 6
                                    ---------

                          Obligations Not Being Assumed
                          -----------------------------

     There are expressly excluded from the obligations and liabilities to be assumed by Buyer hereunder, and Buyer shall not be responsible to pay, perform or discharge, any and all obligations and liabilities of any kind or nature whatsoever of or relating to Seller, any of Seller's Subsidiaries, the Purchased Assets, the Business or any other business of Seller or any of Seller's Subsidiaries, whether arising on or before the date hereof other than those specifically described in Article 5 hereof (the "Excluded Liabilities").

                                    ARTICLE 7
                                    ---------

                           Purchase Price and Payment
                           --------------------------

     The consideration for the Purchased Assets (the "Purchase Price"),
shall consist of the following: (a) a promissory note in the principal amount of $650,000 in the form of EXHIBIT 7A attached hereto (the "Note"), which shall be
                        ----------
secured by all of assets of Buyer pursuant to a security agreement in the form of EXHIBIT 7B attached hereto (the "Security Agreement") and (b) assumption by
   ----------
Buyer of the Assumed Liabilities. The Note and Security Agreement to be issued to Seller in payment for the transfer of the Purchased Assets shall be delivered to Seller at Closing.

                                    ARTICLE 8
                                    ---------

                                     Closing
                                     -------

     The Closing shall, unless another date or place is agreed to in writing by the parties hereto, take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 225 Asylum Street, Hartford, Connecticut 06103 at 10:00 a.m. local time on September 26, 1996 (the "Closing Date").

                                    ARTICLE 9
                                    ---------

                  Representations and Warranties of the Seller
                  --------------------------------------------

     The Seller represents and warrants to the Buyer as follows:

     9.1  Corporate Organization; Good Standing; Qualification and Power. The
          --------------------------------------------------------------
Seller is a corporation validly existing and in good standing under the laws of the State of Connecticut, and the Seller has all requisite power and authority, to execute and deliver, and to perform all of its obligations under this Agreement and the Related Documents.

     9.2  Authority. The execution, delivery and performance by the Seller of
          ---------
this Agreement and the Related Documents is (i) within the Seller's corporate powers, (ii) has been duly authorized by all necessary corporate action, and
(iii) does not contravene Seller's charter or by-laws or any law or contractual restriction binding on Seller except for violations which would not have a material adverse effect on the ability of the Seller to consummate the transactions contemplated hereby. Each of this Agreement and the Related Documents constitutes the legal, valid and binding obligation of Seller enforceable against the Seller in accordance with its terms.

     9.3  Consents.  Except as set forth on Schedule 9.3, no consent or approval
          --------
or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other third-party is required for the due execution, delivery and performance by the Seller of this Agreement or the Related Documents.

     To the extent that any Purchased Asset may not be sold, assigned, transferred, delivered, subleased or sublicensed (each such term being hereinafter referred to as a "Transfer") without the consent of a third party, which consent Seller is unable to obtain for any reason whatsoever, or if the transfer or attempted Transfer of any such Purchased Asset would constitute a breach of contract or a violation of any law, writ, injunction, decree, judgement, order or arbitration award, this Agreement shall not constitute a Transfer or attempted Transfer of such Purchased Asset (any such Purchased Asset shall hereinafter be referred to as a "Restricted Asset"). Seller shall use all reasonable efforts, and Buyer shall cooperate with Seller, to obtain such consents. To the extent that any consent necessary to Transfer any Restricted Asset is not obtained prior to the Closing Date, Seller shall use all reasonable efforts to (i) provide to Buyer, at Buyer's request, the benefit of such Restricted Asset, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Buyer, and (iii) enforce, at the request and for the account of Buyer, any rights of Seller arising in respect of any Restricted Asset against any third party.

     9.4  Title to Property. The Seller holds title to all of the Purchased
          -----------------
Assets free and clear of liens, claims or encumbrances, except those set forth in SCHEDULE 9.4 attached hereto, and liens for taxes not yet due and payable.
   ------------

     9.5  Financial Statements. Seller has delivered to Buyer copies of
          ---------------------
unaudited statements of income and earnings and the balance sheet for the Business as of July 31, 1996 and as of August 31, 1996, (the "Financial Statements"), which contain Seller's best estimate of the break-out of the Business from Seller's consolidated financial statements for such periods, respectively. Buyer agrees that to the extent it suffers or incurs any damages, losses or liabilities as a result of a breach of this representation, then at such time as the amount of such damages, losses or liabilities are determined and such determination is final and non-appealable, the principal amount of the Note shall be reduced by the amount of such damages, losses or liabilities. If the damages, losses and liabilities paid under this Section 9.5 exceed the principal amount of the Note the such damages, losses or liabilities shall be limited to the principal amount of the Note.

     9.6 Employees.
         ----------

          (a) Schedule 9.6(a) hereto contains a true and correct statement of the names of employees related to the Business, their titles, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and the amount of vacation time each has accrued as of August 31, 1996.

          (b) Except as set forth on Schedule 9.6(b) hereto, Seller has complied
                                     ---------------
in all material respects with all laws relating to the employment of labor, including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining, the Employee Retirement Income Security Act of 1974 ("ERISA") and the payment of social security and other taxes, and to its knowledge Seller is not aware of any material labor relations problems.

          (c) Seller does not maintain or sponsor any defined benefit plan for its employees under the provisions or subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") nor does Seller contribute to any multi-employer plan covered by Title IV of ERISA.

     9.7 Litigation. Except as set forth on Exhibit 9.7, there is no suit,
         -----------
action, administrative proceeding, arbitration or other proceeding or governmental investigation pending or, to the knowledge of Seller, threatened, relating to the Business.

                                   ARTICLE 10
                                   ----------

                   Representations and Warranties of the Buyer
                   -------------------------------------------

     10.1 Organization, Standing and Power. The Buyer is a limited
          ---------------------------------
liability company duly organized and validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to execute and deliver, and to perform all of its obligations under this Agreement and the Related Documents.

     10.2 Authority. The execution, delivery and performance by the Buyer
          ----------
of this Agreement and the Related Documents is (i) within the Buyer's corporate powers; (ii) has been duly authorized by all necessary corporate action; and
(iii) does not contravene Buyer's charter or by-laws or any law or contractual restriction binding on Buyer. Each of this Agreement and the Related Documents constitutes the legal, valid, binding obligation of Buyer enforceable against the Buyer in accordance with its terms.

     10.3 Governmental Authorization. No consent or approval or other
          ---------------------------
action by, and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by the Buyer of this Agreement or the Related Documents.

     10.4 Condition of Assets. Except as expressly provided in Section 9.4,
          --------------------
the Buyer acknowledges that the Seller makes no representation or warranty as to the condition of the Purchased Assets, and that such assets are being acquired "as is" and "where is."

                                   ARTICLE 11
                                   ----------

                     Conditions to Obligations of the Buyer
                     --------------------------------------

     The obligations of the Buyer to perform this Agreement are subject to the satisfaction of the following conditions unless waived by the Buyer in writing:

     11.1 Representations and Warranties. The representations and
          -------------------------------
warranties of the Seller set forth in Article 9 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, and the Buyer shall have received a certificate signed by an officer of the Seller to that effect at the Closing.

     11.2 Performance of Obligations of the Seller. The Seller shall have
          ----------------------------------------
performed all obligations required to be performed by it prior to or on the Closing under this Agreement, and the Buyer shall have received a certificate signed by an officer of the Seller to that effect at the Closing.

     11.3 Bill of Sale. The Buyer shall have received a duly executed bill
          ------------
of sale and assignment (the "Bill of Sale") in substantially the form of EXHIBIT
                                                                         -------
11.3 attached hereto which shall transfer, convey and assign to the Buyer the
----
Purchased Assets referred to in Article 2.

     11.4 Sublease. Seller shall have executed a Sublease Agreement in
          --------
substantially the form of EXHIBIT 11.4 attached hereto (the "Sublease")
                          ------------
providing for the sublease to Buyer of approximately 4,718 square feet of space at the premises leased by Seller, as Tenant, at One Corporate Drive, Shelton, Connecticut (the "Leased Premises").

     11.5 Administrative Services Agreement. Seller shall have executed an
          ----------------------------------
administrative services agreement in substantially the form of EXHIBIT 11.5
                                                               ------------
attached hereto providing that Seller shall provide certain administrative services and sublease certain equipment to Buyer (the "Administrative Services Agreement").

                                   ARTICLE 12
                                   ----------

                     Conditions of Obligations of the Seller
                     ---------------------------------------

     The obligations of the Seller to perform this Agreement are subject to the satisfaction of the following conditions unless waived by the Seller in writing:

     12.1 Representations and Warranties. The representations and
          -------------------------------
warranties of the Buyer set forth in Article 10 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, and the Seller shall have received a certificate signed by an officer of the Buyer to that effect at the Closing.

     12.2 Performance of Obligations of the Buyer. The Buyer shall have
          ----------------------------------------
performed all obligations required to be performed by it prior to or on the Closing under this Agreement and the Seller shall have received a certificate signed by an officer of the Buyer to that effect at the Closing.

     12.3 Assumption Agreement. The Seller shall have received a duly
          --------------------
executed instrument of assumption in substantially the form of EXHIBIT 12.3 attached hereto whereby the Buyer shall assume the Assumed Liabilities specified in Article 5 (the "Assumption Agreement").

     12.4 Sublease. Buyer shall have executed the Sublease.
          ---------

     12.5 Administrative Services Agreement. Buyer shall have executed the
          ---------------------------------
Administrative Services Agreement.


                                   ARTICLE 13
                                   ----------

                   Survival of Representations and Warranties;
                              Indemnification, Etc.
                              ---------------------

     13.1 Survival. All representations and warranties made by Buyer or Seller
          --------
in this Agreement or pursuant to this Agreement, made on any Exhibit or Schedule hereto or document delivered hereunder, shall survive the Closing until the first anniversary of the Closing (the "Survival Date").

     13.2 Indemnification by Seller.  Subject to Section 9.5 above, Seller
          -------------------------
hereby agrees to indemnify and to hold Buyer harmless from, against and in respect of:

          (a) any and all losses, liabilities or damages suffered or incurred by Buyer by reason of (i) any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Seller contained in this Agreement or in any certificate, document or instrument delivered to Buyer pursuant hereto or in connection herewith and (ii) any liability or obligation of Seller not expressly assumed by Buyer pursuant to this Agreement; and

          (b) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and out-of-pocket expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in enforcing this indemnity.

     13.3 Indemnification by Buyer. Buyer hereby agrees to indemnify and
         -------------------------
hold Seller harmless from, against and in respect of:

          (a) any and all losses, liabilities or damages suffered or incurred by Seller resulting from any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Buyer contained in this Agreement or in any certificate, document or instrument delivered to Seller pursuant hereto or in connection herewith; and

          (b) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and out-of-pocket expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in enforcing this indemnity.

   13.4 Third Party Claims.
        -------------------

          (a) In order for Buyer or Seller, as the case may be, to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person, firm, governmental authority or corporation other than the Buyer or Seller, or their respective successors, assigns or affiliates (a "Third Party Claim") against the indemnified party, such indemnified party must notify the indemnifying party in writing of the Third Party Claim promptly after receipt by such indemnified party of written notice of the Third Party Claim. Thereafter, the indemnified party shall promptly deliver to the indemnifying party copies of all notices relating to the Third Party Claim.

          (b) If a Third Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party (provided such counsel is not reasonably objected to by the indemnified party). Should the indemnifying party elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party elects to so participate in or assume the defense of a Third Party Claim, the indemnified party will fully cooperate with the indemnifying party in connection with such defense.


                                   ARTICLE 14
                                   ----------

                        Non-Competition; Employees, etc.
                        --------------------------------

     14.1 Non-Competition. In consideration of the agreements of Seller
          ----------------
contained herein, Buyer hereby covenants that, for a period of five years from and after the Closing, Buyer and its affiliates will not (i) solicit any present customers of Seller that utilize Seller's EDGE(R) software; (ii) solicit any lead or prospect that has been developed by Seller in connection with the licensing of Seller's EDGE(R) software; (iii) develop or engage in any consulting business that competes in any manner with the consulting business of Seller relating to Seller's EDGE(R) software; (iv) solicit any employees of Seller or Seller's affiliates for employment with Buyer or Buyer's affiliates; or (v) engage in the licensing or sale of software products that are designed for a Unix-based platform, whether such products are developed internally or acquired from third parties.

     14.2 Employees. Buyer hereby covenants and agrees that it will make an
          ----------
offer of employment to all of the persons listed in SCHEDULE 14.2 attached hereto at the salary levels set forth therein.

     14.3 Additional Expenses. All taxes, expenses, charges and payments
          --------------------
("Additional Expenses") invoiced to, accrued or actually paid, or incurred by Seller with respect to the Business on and after September 1, 1996 shall be paid by Buyer.

     Within 60 days of the date hereof Seller shall determine the actual amount of such Additional Expenses described above and shall notify Buyer of such amount. Buyer shall pay Seller in cash such amount not to exceed $25,000 in the aggregate or, at Seller's sole discretion, increase the principal amount of Buyer's Note by such amount, unless within 15 days it shall have notified Seller of its disagreement with Seller's calculations. During such 15 day period, Buyer shall have reasonable access to the books and records of Seller in order to review Seller's calculations. If within 15 days after notice by Buyer of its disagreement with Seller's expense calculations Seller and Buyer are unable to agree as to the amount of expenses to be paid by Buyer, then each party shall submit its own calculation to Seller's independent auditors who shall then determine, based solely on the calculations presented to it, as to which calculation shall be final and binding.

     The Seller agrees that all fees and expenses incurred by it in connection with this Agreement and the transactions as contemplated herein shall be borne by it, and the Buyer agrees that all fees and expenses incurred by it in connection with this Agreement and the transactions as contemplated herein shall be borne by it.

     14.4 Accounts Receivable Set-Off. The Buyer shall have the right to
          ----------------------------
set off and apply against the principal amounts payable under the Note the amount of any Accounts Receivable which Buyer is unable to collect within six months from the Closing Date. Such set-off shall be the exclusive remedy of Buyer with respect to Accounts Receivable.

          14.5 Seller's Right to Collect Uncollected Accounts Receivable. Any
               ----------------------------------------------------------
Accounts Receivable which are not collected within six months of the Closing Date shall be assigned to Seller and Seller shall be entitled to collect all such Accounts Receivable for its own account.

          14.6 Disclaimer. Except as expressly provided in this Agreement,
               -----------
Seller makes no representation or warranty, express or implied, with respect to the Purchased Assets, including, but not limited to, any implied warranty of merchantability or fitness for a particular purpose.

                                   ARTICLE 15
                                   ----------

                                  Miscellaneous
                                  -------------

     15.1 Parties in Interest. This Agreement will be binding upon, inure
          -------------------
to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto. This Agreement is not intended and shall not be construed to create rights on behalf of any third parties.

     15.2 Entire Agreement; Amendments. This Agreement and the other
          -----------------------------
writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to its subject matter. There are no representations, promises, warranties, covenants or undertakings other than as expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties, and any condition to a party's obligations hereunder may only be waived by such party. Any waiver must be in writing.

     15.3 Headings. The Article and Section headings contained in the
          ---------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


     15.4 Notices. All notices, claims, certificates, requests, demands and
          --------
other communications hereunder will be given in writing and will be deemed to have been duly given if delivered personally or mailed (by registered or certified mail, postage prepaid) or delivered by guaranteed overnight delivery service as follows:

          If to the Seller, to:

               Information Management Associates, Inc.
               One Corporate Drive, Suite 414
               Shelton, Connecticut 06484
               Attention: Gary R. Martino

           With a copy to:

                LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                Goodwin Square, 13th Floor
                225 Asylum Street
                Hartford, Connecticut  06103
                Attention:  Thomas L. Fairfield

           If to the Buyer to:

                Telemar Software International, LLC
                One Corporate Drive, Suite 404
                Shelton, Connecticut 06484
                Attention:  Joseph LeMay

           With a copy to:

                Squadron, Ellenoff, Plesent & Sheinfeld, L.L.P.
                551 Fifth Avenue
                New York, New York 10176-0001
                Attention:  Stephen J. Gulotta, Jr.



or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any notice shall be deemed delivered (i) at the time of delivery, if delivered by hand, (ii) on the first business day after sending, if sent by overnight delivery service, or
(iii) two business days after sending, if sent by registered or certified mail.

     15.5 Bulk Sales Laws. The parties hereto hereby waive compliance with
          ----------------
the provisions of the "bulk sales laws" of any state which may be applicable to the transactions contemplated hereby.

     15.6 Publicity. The parties hereto agree that all public announcements
          ----------
relating to this Agreement or the transactions contemplated hereby, including announcements to employees, will be made only as may be agreed upon by the parties hereto.

     15.7 Counterparts. This Agreement may be executed in any number of
          -------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     15.8 Governing Law. This Agreement shall be governed by and construed
          --------------
in accordance with the internal laws of the State of Connecticut.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first written above.




                                              SELLER:

                                              INFORMATION MANAGEMENT
                                               ASSOCIATES, INC.



                                              By /s/ Gary R. Martino
                                                 ------------------------------
                                                 Name:  Gary R. Martino
                                                 Title: Chairman and Chief
                                                        Financial Officer


                                              BUYER:

                                              TELEMAR SOFTWARE
                                              INTERNATIONAL, LLC



                                              By /s/ Joseph R. LeMay, Jr.
                                                 -------------------------------
                                                 Name:  Joseph R. LeMay, Jr.
                                                 Title: President and Chief
                                                        Executive Officer